Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-91178 on Form S-8 of Park National Corporation of our report dated June 18, 2010, appearing in this Annual Report on Form 11-K of Park National Corporation Employees Stock Ownership Plan for the year ended December 31, 2009.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Columbus, Ohio
June 18, 2010